Independence Community Bank Corp.
PRESS RELEASE

195 Montague Street • Brooklyn, New York 11201

INDEPENDENCE COMMUNITY BANK CORP.
REPORTS EARNINGS FOR THE THIRD QUARTER OF 2005

BROOKLYN, N.Y.- October 17, 2005 – Independence Community Bank Corp. (Nasdaq – ICBC) reported today that net income for the three months ended September 30, 2005 was $54.4 million and diluted earnings per share was $0.67, a decline of 14% and 12%, respectively, compared to the same period in 2004. On a linked quarter basis, diluted earnings per share increased from $0.66 for the second quarter of 2005 to $0.67 for the third quarter.

For the nine months ended September 30, 2005, net income increased by 5.0% to $168.3 million as compared to the same period in 2004 although diluted earnings per share decreased by 8% to $2.05, as compared to the same period in 2004. The Company’s results of operations for the 2005 periods reflect the inclusion of the operations of Staten Island Bancorp, Inc. (“SIB”), which merged with the Company on April 12, 2004 and the related issuance of 28.2 million shares of the Company’s common stock in connection with the merger.

Alan H. Fishman, President and Chief Executive Officer, commented, “In this current interest rate environment, the Company remains disciplined and diligent in its approach to both balance sheet and capital management. The earnings for the quarter reflect the Company’s approach. However, margin compression as well as heightened competition in the multi-family residential loan market continue to exert pressure on both the quality of earnings and the economic level of returns. The Company remains committed to returning current earnings to shareholders through its stock repurchase and dividend programs rather than weaken the quality of its balance sheet.”

Highlights

♦ Net interest margin was 3.12% for the quarter ended September 30, 2005 as compared to 3.22% for the quarter ended June 30, 2005. The decline in net interest margin during the third quarter was primarily attributable to the rise in the cost of funds which outpaced the upward repricing of interest-earning assets as general market rates of interest continued their upward trend.

♦ The Company believes the pressure on net interest margin will continue in the short-term based upon the flattening of the yield curve combined with the anticipated reduction in the margin associated with the purchase accounting amortization related to the SIB transaction.

♦ The Company originated loans totaling $1.52 billion, excluding mortgage warehouse lines of credit, during the quarter ended September 30, 2005, of which $1.15 billion were retained for portfolio with the remainder being originated for sale in the secondary market.

♦ Core deposits increased by $160.5 million to $7.19 billion at September 30, 2005 compared to December 31, 2004 through the combination of five de novo branch openings, new business development and the introduction of the Independence RewardsPlus Checking™ product during 2005.

♦ As part of its long-term asset/liability management strategy, the Company selectively chose to utilize certain certificate of deposit promotions as a source of lower cost funding for its asset generation, reducing dependence on wholesale borrowings. Borrowings as a percentage of assets declined to 29.2% at September 30, 2005 compared to 33.3% at December 31, 2004.

♦ During the third quarter, the Company issued $250.0 million aggregate principal amount of 4.90% Fixed-Rate Senior Notes due in 2010. The Company used $150.0 million of the proceeds to make a capital contribution to Independence Community Bank to strengthen the Bank’s capital position. The remainder of the proceeds will be used for general corporate purposes, including funding the Company’s ongoing stock repurchase program.

♦ Non-interest income increased in the third quarter compared to the second quarter of 2005 as a result of increased income from mortgage-banking activities and fees associated with loan prepayment penalties.

♦ The increase in non-interest expense from the prior quarter in 2005 was partly due to increased compensation costs associated with business development efforts and severance costs reflecting certain management and staff repositioning.

♦ Asset quality continues to improve; the Company recorded a $0.4 million net charge-off for the quarter ended September 30, 2005 and a $0.2 million net recovery for the nine months ended September 30, 2005.

♦ Non-performing assets as a percentage of total assets were 0.23% at September 30, 2005 compared to 0.29% at December 31, 2004. The allowance for loan losses as a percentage of total loans was 0.82% at September 30, 2005 compared to 0.90% at December 31, 2004. The allowance for loan losses as a percentage of non-performing loans was 244.13% at September 30, 2005 compared to 205.84% at December 31, 2004. No provision for loan losses was required for the third quarter of 2005.

♦ As a result of the current economic environment, the Company expects to return current year earnings to shareholders through a combination of stock repurchases and dividends. During the nine months ended September 30, 2005, the Company repurchased 4.3 million shares of common stock at an aggregate cost of $154.4 million, of which 1.6 million shares were purchased in the third quarter at an aggregate cost of $56.6 million.

Post Earnings Announcement Conference Call

The Company will conduct a conference call on October 18, 2005 at 9:00 a.m., Eastern Time, to discuss highlights of its third quarter 2005 earnings. The call will be simultaneously webcast on the Company’s investor relations web page at http://investor.myindependence.com. The conference call will also be available via dial-in at 800-289-0730 for domestic callers and at 913-981-5509 for international callers.

There will be a replay of this conference call beginning October 18, 2005 at 2:00 p.m., Eastern Time. The replay will remain available through October 28, 2005. The replay can be accessed by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers. The replay passcode is 6642162. The archive of the webcast is expected to be available for replay at the Company’s website through October 28, 2005.

—

Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 123 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties and New Jersey. At its banking offices located on Staten Island, the Bank conducts business as SI Bank & Trust, a division of Independence Community Bank. The Bank has three key business divisions, Commercial Real Estate Lending, Consumer Banking and Business Banking, and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s Internet address is www.myindependence.com.

—

Note: This news release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature or non-recurring. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements contained in this release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Words such as “expect”, “feel”, “believe”, “will”, “may”, “anticipate”, “plan”, “estimate”, “intend”, “should”, and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) growth opportunities may not be fully realized or may take longer to realize than expected; (2) operating costs may be greater than expected; (3) competitive factors which could affect net interest income and non-interest income and general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (4) the levels of non-interest income and the amount of provisions for loan losses as well as other factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

# # #
TABLES TO FOLLOW
INDEPENDENCE COMMUNITY BANK CORP.
Consolidated Statements of Financial Condition
(Dollars in thousands)

	September 30,	December 31,	September 30,
	2005	2004	2004
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$456,071	$360,877	$378,140

Securities available-for-sale:
Investment securities	390,250	454,305	574,857
Mortgage-related securities	3,161,043	3,479,482	3,333,820

Total securities available-for-sale	3,551,293	3,933,787	3,908,677

Loans available-for-sale	105,429	96,671	83,855

Mortgage loans	10,278,333	9,315,090	9,222,918
Other loans	2,053,556	1,933,502	1,904,723

Total loans	12,331,889	11,248,592	11,127,641
Less: allowance for possible loan losses	(101,671)	(101,435)	(104,910)

Total loans, net	12,230,218	11,147,157	11,022,731

Premises, furniture and equipment, net	163,297	162,687	157,407
Accrued interest receivable	71,638	64,437	66,051
Goodwill	1,191,718	1,155,572	1,144,345
Intangible assets, net	70,438	79,056	82,039
Bank owned life insurance (“BOLI”)	332,465	321,040	317,646
Other assets	327,793	432,146	470,797

Total assets	$18,500,360	$17,753,430	$17,631,688

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits	$10,503,254	$9,305,064	$9,301,672
Borrowings	4,756,893	5,511,972	5,443,021
Subordinated notes	397,017	396,332	396,097
Senior notes	248,098	—	—
Escrow and other deposits	179,930	104,304	139,283
Accrued expenses and other liabilities	160,127	131,715	107,745

Total liabilities	16,245,319	15,449,387	15,387,818

Stockholders’ equity:
Common stock ($.01 par value,
250,000,000 shares authorized at September 30, 2005, December 31, 2004 and September 30, 2004, respectively; 104,243,820 shares issued at September 30, 2005, December 31, 2004 and September 30, 2004; 81,859,731, 84,928,719 and 84,544,163 shares outstanding at September 30, 2005, December 31, 2004 and September 30, 2004, respectively)	1,042	1,042	1,042
Additional paid-in-capital	1,907,063	1,900,252	1,877,188
Treasury stock at cost; 22,384,089, 19,315,101 and 19,699,657 shares at September 30, 2005, December 31, 2004 and September 30, 2004, respectively
	(473,707)	(341,226)	(347,972)
Unallocated common stock held by ESOP	(60,559)	(64,267)	(65,503)
Unvested restricted stock awards under stock benefit plans	(10,614)	(9,701)	(10,818)
Retained earnings, partially restricted	925,642	821,702	789,602
Accumulated other comprehensive loss:
Net unrealized loss on securities
available-for-sale, net of tax	(33,826)	(3,759)	331

Total stockholders’ equity	2,255,041	2,304,043	2,243,870

Total liabilities and stockholders’ equity	$18,500,360	$17,753,430	$17,631,688

INDEPENDENCE COMMUNITY BANK CORP.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004(1)
Interest income:
Mortgage loans	$136,486	$128,563	$121,669	$389,881	$304,792
Other loans	33,542	29,344	25,101	90,126	68,431
Loans available-for-sale	1,266	1,248	1,509	3,971	5,113
Investment securities	4,708	4,386	6,337	13,603	16,046
Mortgage-related securities	34,871	37,662	37,269	112,359	95,817
Other	2,892	2,665	1,500	7,873	3,362

Total interest income	213,765	203,868	193,385	617,813	493,561

Interest expense:
Deposits	44,736	37,046	19,239	108,713	49,299
Borrowings	39,288	36,070	38,918	112,138	90,972
Subordinated notes	3,903	3,904	3,838	11,710	9,548
Senior notes	281	—	—	281	—

Total interest expense	88,208	77,020	61,995	232,842	149,819

Net interest income	125,557	126,848	131,390	384,971	343,742
Provision for loan losses	—	—	—	—	2,000

Net interest income after provision for loan losses	125,557	126,848	131,390	384,971	341,742
Non-interest income:
Net gain on securities	1,428	1,980	883	6,518	1,532
Net gain (loss) on loans	128	(161)	80	172	175
Mortgage-banking activities	6,597	4,703	6,295	15,259	24,053
Service fees	17,253	16,399	18,508	49,261	50,746
BOLI	3,959	4,018	3,912	11,751	10,214
Other	3,680	3,014	6,219	9,596	12,135

Total non-interest income	33,045	29,953	35,897	92,557	98,855

Non-interest expense:
Compensation and employee benefits	38,096	35,941	36,748	110,264	98,313
Occupancy costs	13,126	12,833	11,702	38,299	30,821
Data processing fees	3,929	3,992	2,938	11,788	11,381
Advertising	2,389	2,238	2,385	6,802	6,676
Other	15,254	16,285	17,775	44,888	43,861

Total general and administrative expenses	72,794	71,289	71,548	212,041	191,052
Amortization of identifiable intangible assets	2,816	2,873	2,540	8,617	5,285

Total non-interest expense	75,610	74,162	74,088	220,658	196,337

Income before provision for income taxes	82,992	82,639	93,199	256,870	244,260
Provision for income taxes	28,632	28,510	29,785	88,620	84,455

Net income	$54,360	$54,129	$63,414	$168,250	$159,805

Basic earnings per share	$0.69	$0.68	$0.79	$2.11	$2.33

Diluted earnings per share	$0.67	$0.66	$0.76	$2.05	$2.23

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	At or For the Three			At or For the Nine
	Months Ended			Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2005	2005	2004	2005	2004(1)
Performance Ratios:
Return on average assets (2)	1.19%	1.21%	1.42%	1.25%	1.45%
Return on average equity (2)	9.49%	9.41%	11.57%	9.75%	12.22%
Return on average tangible assets (2)	1.28%	1.31%	1.53%	1.34%	1.53%
Return on average tangible equity (2)	21.16%	20.98%	25.62%	21.46%	22.41%
Non-interest expense to average assets	1.66%	1.66%	1.66%	1.64%	1.78%
Efficiency ratio (3)	46.35%	46.00%	43.02%	45.03%	43.33%
Average Balances:
Average shares outstanding – basic	78,727,182	79,672,843	79,924,041	79,610,614	68,553,635
Average shares outstanding – diluted	80,812,827	82,128,428	83,375,631	82,049,174	71,664,331

	September 30,	June 30,	December 31,	September 30,
	2005	2005	2004	2004
Capital and Other Ratios:
Book value per share	$27.55	$27.52	$27.13	$26.54
Tangible book value per share	$12.13	$12.35	$12.59	$12.03
Average equity to average assets	12.57%	12.89%	12.77%	12.32%
Tangible equity to tangible assets	5.76%	6.10%	6.47%	6.20%
Leverage ratio (Bank only)	6.68%	5.60%	5.51%	5.24%
Tier 1 risk-based (Bank only)	8.44%	7.03%	7.36%	6.90%
Total risk-based capital (Bank only)	12.22%	10.88%	11.47%	10.97%
Deposits:

Core deposits:
Savings	$2,280,861	$2,391,073	$2,630,416	$2,695,661
Money market	986,166	1,193,798	1,701,287	1,698,384
Interest-bearing demand	2,365,618	2,035,058	1,214,190	1,169,990
Non-interest-bearing demand	1,561,529	1,550,181	1,487,756	1,530,061

Total core deposits	7,194,174	7,170,110	7,033,649	7,094,096
Certificates of deposit	3,309,080	2,837,337	2,271,415	2,207,576

Total deposits	$10,503,254	$10,007,447	$9,305,064	$9,301,672

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	September 30,	June 30,	December 31,	September 30,
	2005	2005	2004	2004
Loan Portfolio Composition:

Mortgage loans on real estate:
Single-family residential and
cooperative apartment loans	$2,131,544	$2,282,820	$2,490,062	$2,649,319
Multi-family residential	4,634,533	4,212,316	3,800,649	3,670,141
Commercial real estate	3,522,846	3,397,846	3,034,254	2,912,057

Total principal balance – mortgage loans	10,288,923	9,892,982	9,324,965	9,231,517
Less net deferred fees	10,590	10,555	9,875	8,599

Total mortgage loans on real estate	10,278,333	9,882,427	9,315,090	9,222,918

Commercial business loans, net of deferred fees	914,479	838,486	809,392	823,925

Other loans:
Mortgage warehouse lines of credit	624,081	676,551	659,942	630,625
Home equity loans and lines of credit	477,725	461,782	416,351	398,620
Consumer and other loans	37,271	36,268	47,817	51,736

Total principal balance — other loans	1,139,077	1,174,601	1,124,110	1,080,981
Less net deferred fees	—	—	—	183

Total principal balance — other loans	1,139,077	1,174,601	1,124,110	1,080,798

Total loans receivable	12,331,889	11,895,514	11,248,592	11,127,641

Less allowance for loan losses	101,671	102,101	101,435	104,910

Loans receivable, net	$12,230,218	$11,793,413	$11,147,157	$11,022,731

Loans Available-for-Sale Composition:
Single-family residential	$4,723	$3,675	$74,121	$69,445
Multi-family residential	100,706	182,009	22,550	14,410

Total loans available-for-sale	$105,429	$185,684	$96,671	$83,855

	September 30,	June 30,	December 31,	September 30,
	2005	2005	2004	2004
Asset Quality:

Non-performing loans:
Non-accrual loans	$33,821	$37,253	$43,644	$64,318

Loans past due 90 days or more as to:
Interest and accruing	18	11	117	90
Principal and accruing (4)	7,808	739	5,517	4,901

Total non-performing loans	41,647	38,003	49,278	69,309
Other real estate owned	1,591	1,747	2,512	2,682

Total non-performing assets	$43,238	$39,750	$51,790	$71,991

Non-performing assets to total assets	0.23%	0.22%	0.29%	0.41%
Allowance for loan losses to non-performing loans	244.13%	268.67%	205.84%	151.37%
Allowance for loan losses to total loans	0.82%	0.86%	0.90%	0.94%
Net charge offs to average loans – quarter ended	0.004%	0.004%	0.031%	0.002%
Net charge offs to average loans – year-to-date	N/A	N/A	0.043%	0.007%

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	For the Three Months Ended
	September 30, 2005		June 30, 2005		September 30, 2004
Net Interest Margin:	Average Balance	Rate (2)	Average Balance	Rate (2)	Average Balance	Rate (2)
Interest-earning assets:
Loans receivable:
Mortgage loans	$10,153,025	5.43%	$9,751,220	5.32%	$9,378,361	5.25%
Commercial business loans	854,375	6.87	831,729	6.79	816,777	5.95
Mortgage warehouse lines of credit	696,917	6.40	558,031	5.97	612,018	4.48
Consumer and other loans	508,322	5.74	485,660	5.64	441,095	5.29

Total loans	12,212,639	5.60	11,626,640	5.48	11,248,251	5.26
Mortgage-related securities	3,220,819	4.33	3,444,278	4.37	3,429,954	4.35
Investment securities	402,649	4.68	380,351	4.61	625,010	4.06
Other interest-earning assets	287,118	4.00	265,842	4.02	309,373	1.93

Total interest-earning assets	16,123,225	5.29	15,717,111	5.19	15,612,588	4.95

Non-interest-earning assets	2,109,640		2,133,825		2,194,073

Total assets	$18,232,865		$17,850,936		$17,806,661

Interest-bearing liabilities:
Deposits:
Savings deposits	2,327,875	0.34	2,466,423	0.34	2,749,247	0.34
Interest-bearing demand and money
market deposits	3,465,224	2.09	3,485,534	1.79	2,972,082	1.25
Certificates of deposit	3,030,820	3.21	2,746,039	2.83	2,213,933	1.37

Total interest-bearing deposits	8,823,919	2.01	8,697,996	1.71	7,935,262	0.96
Non-interest-bearing demand deposits	1,537,621	—	1,465,842	—	1,495,617	—

Total deposits	10,361,540	1.71	10,163,838	1.46	9,430,879	0.81
Senior notes	21,573	5.21	—	—	—	—
Subordinated notes	396,912	3.90	396,675	3.95	396,004	3.86
Borrowings	5,038,947	3.09	4,809,352	3.01	5,672,352	2.73

Total interest-bearing liabilities	15,818,972	2.21	15,369,865	2.01	15,499,235	1.59

Non-interest-bearing liabilities	122,783		179,258		114,136

Total liabilities	15,941,755		15,549,123		15,613,371
Total stockholders’ equity	2,291,110		2,301,813		2,193,290

Total liabilities and stockholders’ equity	$18,232,865		$17,850,936		$17,806,661

Net interest-earning assets	$304,253		$347,246		$113,353

Interest rate spread (2)		3.08%		3.18%		3.36%

Net interest margin (2)		3.12%		3.22%		3.37%

Average interest-earning assets to average
interest-bearing liabilities		101.92%		102.26%		100.73%

INDEPENDENCE COMMUNITY BANK CORP.
Selected Financial Ratios and Other Data
(In thousands, except ratios and per share amounts)
(Unaudited)

	For the Nine Months Ended
	September 30, 2005		September 30, 2004
Net Interest Margin:	Average Balance	Rate (2)	Average Balance	Rate (2)
Interest-earning assets:
Loans receivable:
Mortgage loans	$9,803,001	5.36%	$7,540,625	5.48%
Commercial business loans	833,257	6.78	752,412	6.09
Mortgage warehouse lines of credit	596,430	5.99	565,422	4.33
Consumer and other loans	489,454	5.67	389,770	5.32

Total loans	11,722,142	5.50	9,248,229	5.45
Mortgage-related securities	3,423,762	4.38	3,035,276	4.21
Investment securities	398,700	4.55	525,608	4.07
Other interest-earning assets	282,762	3.72	285,297	1.57

Total interest-earning assets	15,827,366	5.20	13,094,410	5.02

Non-interest-earning assets	2,139,930		1,619,338

Total assets	$17,967,296		$14,713,748

Interest-bearing liabilities:
Deposits:
Savings deposits	2,458,091	0.36	2,345,590	0.34
Interest-bearing demand and money
market deposits	3,392,558	1.82	2,492,654	1.12
Certificates of deposit	2,756,647	2.72	1,920,319	1.56

Total interest-bearing deposits	8,607,296	1.69	6,758,563	0.97
Non-interest-bearing demand deposits	1,480,559	—	1,204,901	—

Total deposits	10,087,855	1.44	7,963,464	0.83
Senior notes	7,270	5.15	—	—
Subordinated notes	396,681	3.95	322,759	3.95
Borrowings	5,012,078	2.99	4,508,332	2.70

Total interest-bearing liabilities	15,503,884	2.01	12,794,555	1.56

Non-interest-bearing liabilities	161,934		174,854

Total liabilities	15,665,818		12,969,409
Total stockholders’ equity	2,301,478		1,744,339

Total liabilities and stockholders’ equity	$17,967,296		$14,713,748

Net interest-earning assets	$323,482		$299,855

Interest rate spread (2)		3.19%		3.46%

Net interest margin (2)		3.24%		3.50%

Average interest-earning assets to average interest-bearing liabilities		102.09%		102.34%

(1)	The merger with Staten Island Bancorp, Inc. (“SIB”) was completed on April 12, 2004. As a result, SIB’s assets and liabilities and results of operations were included in the Consolidated Statement of Financial Condition and Consolidated Statement of Income effective as of such date.

(2)	Presented on an annualized basis.

(3)	Reflects in each period presented adjusted operating expense (net of amortization of identifiable intangible assets) as a percentage of the aggregate of net interest income and adjusted non-interest income (excluding gains and losses on loans and securities). Amortization of identifiable intangible assets is excluded from the calculation since it is a non-cash expense. Gains and losses on loans and securities are also excluded since they are generally considered by the Company’s management to be non-recurring in nature. The operating efficiency ratio is not a financial measurement required by generally accepted accounting principles in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.

(4)	Reflects loans that are 90 days or more past maturity which continue to make payments on a basis consistent with the original repayment schedule.

Contact: Kathleen A. Hanrahan, First Vice President, Investor Relations	Frank W. Baier, Executive Vice President, Chief Financial Officer

(718) 722-5400	(718) 923-3506